Exhibit 99.1

Bain Capital Specialty Finance, Inc. Declares Second Quarter 2019 Dividend of $0.41 per Share and Announces March 31, 2019 Financial Results

BOSTON — May 8, 2019 — Bain Capital Specialty Finance, Inc. (“BCSF” or the “Company” ) (NYSE: BCSF)  today announced that its Board of Directors has declared a dividend of $0.41 per share for the second quarter of 2019 and announced its financial results for the first quarter ended March 31, 2019.

“We’re pleased with the company’s results in the first quarter, driven by the performance of our underlying portfolio companies, which reflects our rigorous underwriting approach and the deep experience of our broader investment platform,” said Michael Ewald, Chief Executive Officer of the Company. “At the same time, we also continue to focus on structuring our liabilities as efficiently as possible to help drive the future success of the company.”

QUARTERLY HIGHLIGHTS

•                  The Company announced a dividend of $0.41 per share for the second quarter of 2019 payable to shareholders of record as of June 28, 2019 (1).

•                  Net investment income for the quarter ended March 31, 2019 was $21.2 million or $0.41 per share, as compared to $19.8 million or $0.41 per share for the quarter ended December 31, 2018.

•                  Net income for the quarter ended March 31, 2019 was $39.3 million or $0.76 per share, as compared to ($9.9) million or ($0.21) per share for the quarter ended December 31, 2018.

•                  Net asset value per share was $19.81 as of March 31, 2019, an increase of 1.8% from $19.46 as of December 31, 2018.

•                  As announced on February 19, 2019, the Company entered into a new $350.0 million credit facility with Citibank. Borrowings will bear interest at rate to three-month LIBOR plus 1.60% during the one year investment period. The interest rate will reset to LIBOR plus 2.60% after the reinvestment period through maturity date, February 19, 2022.

•                  As announced on May 6, 2019, the Company and Antares Capital LP (“Antares”), its joint venture partner, have restructured the ABC Complete Financing Solution LLC (“ABCS”). The Company formed BCSF Complete Financing Solution LLC (“BCSF Unitranche”), which received 44.737%, its proportionate share, of all assets previously held by ABCS. In addition as part of the restructure, the Company entered into $666.6 million credit agreement with JP Morgan Chase Bank. The maturity date of the facility is November 29, 2022.

•                  On May 7, 2019, the Company’s Board of Directors authorized the Company to repurchase up to $50 million of its outstanding common stock in accordance with safe harbor rules under the Securities Exchange Act of 1934. Any such repurchases will depend upon market conditions and there is no guarantee that the Company will repurchase any particular number of shares or any shares at all.

Selected Financial Highlights

(dollar amounts in thousands)	Q1 2019	Q4 2018
Net investment income per share	$0.41	$0.41
Net investment income	$21,243	$19,774
Earnings per share	$0.76	$(0.21)
Dividends declared and payable	$0.41	$0.41

	As of March 31,	As of December 31,
(dollar amounts in thousands)	2019	2018
Total fair value of investments	$1,829,940	$1,727,806
Total assets	1,995,944	1,791,014
Total net assets	1,019,834	1,001,629
Net asset value per share	$19.81	$19.46

PORTFOLIO AND INVESTMENT ACTIVITY

•                  For the three months ended March 31, 2019, BCSF invested $273.9 million in 45 portfolio companies across 21 different industries, including investments in the Antares Bain Capital Complete Financing Solution LLC (“ABCS JV”). BCSF had $190.6 million of principal repayments and sales in the quarter. On a net basis, our investments in the quarter totaled $83.3 million.

(dollar amounts in millions)	Q1 2019	Q4 2018
Investment Fundings	$273.9	$451.8
Sales and Repayments	190.6	42.7
Net Investment Activity	83.3	409.1

•                  As of March 31, 2019, the Company’s investment portfolio had a fair value of $1,829.9 million, which included the ABCS JV fair value of $335.4 million.

•                  As of March 31, 2019 the investment portfolio based on fair value consisted of:

Investment Portfolio at FV	$ in Millions	% of Total
First lien senior secured	$1,131.8	61.9%
First lien last out	28.4	1.6
Second lien senior secured	232.6	12.7
Subordinated debt	39.6	2.2
Corporate bonds	27.8	1.5
Investment vehicle	335.4	18.3
Equity interest	26.5	1.4
Preferred equity	7.7	0.4
Warrants	0.1	—
Total	$1,829.9	100.0%

•                  As of March 31, 2019, the weighted average gross yield on the investment portfolio was 8.8% (2) and 96.1% of total investments at fair value were in floating rate securities.

•                  As of March 31, 2019, there were no investments on non-accrual status.

FIRST QUARTER 2019 OPERATING RESULTS

•                  For the three months ended March 31, 2019 and December 31, 2018, total investment income was $39.9 million and $33.7 million, respectively.

•                  Total expenses before taxes for the three months ended March 31, 2019 and December 31, 2018, were $18.6 million and $14.0 million, respectively.

•                  Net investment income after taxes for the three months ended March 31, 2019 was $21.2 million or $0.41 per share, compared with $19.8 million or $0.41 per share for the three months ended December 31, 2018.

•                  During the three months ended March 31, 2019, the Company had net realized and unrealized gains of $18.1 million, compared to net realized and unrealized losses of $29.6 million during the three months ended December 31, 2018.

•                  Net increase in net assets resulting from operations for the three months ended March 31, 2019 was $39.3 million, or $0.76 per share.

CAPITAL and LIQUIDITY

•                  At March 31, 2019, BCSF had cash and cash equivalents and foreign cash of $80.6 million.

•                  BCSF had total principal debt outstanding of $916.9 million including $358.3 million outstanding in the BCSF Revolving Credit Facility with Goldman Sachs, $192.9 million outstanding in the Citi Revolving Credit Facility and $363.7 million outstanding of the 2018-1 Notes.

•                  Undrawn capacity in our BCSF Revolving Credit Facility totaled $141.7 million and undrawn capacity in our Citi Revolving Credit Facility totaled $157.1 million as of March 31, 2019.

•                  For the three months ended March 31, 2019, the weighted average interest rate on debt outstanding was 4.9%.

CONFERENCE CALL INFORMATION

A conference call to discuss the Company’s financial results will be held live at 9:00 a.m. Eastern Time on May 9, 2019. Please visit BCSF’s webcast link located on the Events & Presentation page of the Investor Resources section of BCSF’s website http://www.baincapitalbdc.com for a slide presentation that complements the Earnings Conference Call.

Participants are also invited to access the conference call by dialing one of the following numbers:

•                  Domestic: 1-877-407-4018

•                  International: 1-201-689-8471

•                  Conference ID: 13689623

All callers will need to enter the Conference ID followed by the # sign and reference “Bain Capital Specialty Finance” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available approximately three hours after the conference call concludes through May 16, 2019 via a webcast link located on the Investor Resources section of BCSF’s website, and via the dial-in numbers listed below:

•                  Domestic: 1-844-512-2921

•                  International: 1-412-317-6671

•                  Conference ID: 13689623

ENDNOTES

(1)         The $0.41 per share dividend is payable on July 29, 2019 to holders of record as of June 28, 2019.

(2)         Information through March 31, 2019. Computed for debt investments based upon the annual interest rate as of March 31, 2019, divided by the total par amount of investments. For investments with floating interest rates, the yield calculation is computed using the contract rate data as of March 31, 2019. Weighted average yield for the Company’s Equity Interest in ABCS (Antares Bain Capital Complete Financing Solution LLC) represents the weighted average levered yield of the Company’s proportionate investment in ABCS at March 31, 2019. Weighted average yield for Equity Interest in ABCS is computed based upon the sum of (i) the weighted average of the interest rate of investments held by ABCS less (ii) the weighted average interest rate of the ABCS Facility, divided by the Company’s par amount in ABCS. Total weighted average gross yield is the weighted average of the yields of the Company’s debt investments and its Equity Interest in ABCS. The weighted average gross yield does not represent the total return to our stockholders. Gross yield does not reflect fees and expenses of the Company and does not represent the return a stockholder would receive.  If fees and expenses were included in the calculation, the yield would be lower.

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Assets and Liabilities

	As of	As of
	March 31, 2019	December 31, 2018
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliate investments (amortized cost of $1,481,673,496 and $1,449,749,445, respectively)	$1,469,128,402	$1,422,837,431
Controlled affiliate investment (amortized cost of $348,095,945 and $296,647,530, respectively)	354,091,548	298,248,240
Non-controlled/affiliate investment (amortized cost of $6,720,000 and $6,720,000, respectively)	6,720,000	6,720,000
Cash and cash equivalents	79,140,512	14,692,877
Foreign cash (cost of $1,657,573 and $588,622, respectively)	1,478,627	591,113
Restricted Cash	14,009,400	17,986,541
Collateral on forward currency exchange contracts	403,790	3,790
Deferred financing costs	3,872,902	4,017,802
Interest receivable on investments	7,973,786	6,250,621
Prepaid insurance	—	1,517
Receivable for sales and paydowns of investments	40,235,589	1,633,739
Other assets	3,701,001	—
Unrealized appreciation on forward currency exchange contracts	6,038,508	9,321,758
Dividend receivable	9,150,109	8,708,670
Total Assets	$1,995,944,174	$1,791,014,099

Liabilities
Revolving credit facilities	$551,194,090	$271,264,902
2018-1 Notes (net of unamortized debt issuance costs of $1,997,725 and $2,040,320, respectively)	363,702,275	363,659,680
Offering costs payable	1,730,959	1,819,892
Interest payable	5,095,949	4,835,339
Payable for investments purchased	24,370,068	119,165,882
Base management fee payable	4,500,941	2,950,412
Incentive fee payable	2,103,341	3,300,398
Accounts payable and accrued expenses	2,304,869	1,280,770
Distributions payable	21,107,677	21,107,677
Total Liabilities	976,110,169	789,384,952

Commitments and Contingencies (See Note 10)

Net Assets
Preferred stock, $0.001 par value per share, 10,000,000,000 shares authorized, none issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	$—	$—
Common stock, par value $0.001 per share, 100,000,000,000 and 100,000,000,000 shares authorized, 51,482,137 and 51,482,137 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	51,482	51,482
Paid in capital in excess of par value	1,034,255,352	1,034,255,352
Total distributable earnings (loss)	(14,472,829)	(32,677,687)
Total Net Assets	1,019,834,005	1,001,629,147
Total Liabilities and Total Net assets	$1,995,944,174	$1,791,014,099
Net asset value per share	$19.81	$19.46

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended March 31,	For the Three Months Ended March 31,
	2019	2018
Income
Investment income from non-controlled/non-affiliate investments:
Interest from investments	$30,387,622	$12,615,297
Dividend income	15,533	—
Other income	21,731	114,004
Total investment income from non-controlled/non-affiliate investments	30,424,886	12,729,301
Investment income from controlled affiliate investments:
Interest from investments	107,293	21,288
Dividend income	9,357,644	4,707,978
Total investment income from controlled affiliate investments	9,464,937	4,729,266
Total investment income	39,889,823	17,458,567

Expenses
Interest and debt financing expenses	$10,545,687	$4,288,897
Base management fee	6,751,412	3,247,562
Incentive fee	4,085,628	2,004,548
Professional fees	550,432	523,677
Directors fees	105,140	68,250
Other general and administrative expenses	841,177	174,692
Total expenses before fee waivers	22,879,476	10,307,626
Base management fee waiver	(2,250,471)	(1,623,781)
Incentive fee waiver	(1,982,287)	—
Total expenses, net of fee waivers	18,646,718	8,683,845
Net investment income before taxes	21,243,105	8,774,722
Excise tax expense	—	309
Net investment income after taxes	21,243,105	8,774,413

Net realized and unrealized gains (losses)
Net realized gain (loss) on non-controlled/non-affiliate investments	(849,933)	257,702
Net realized gain on foreign currency transactions	5,885	279,145
Net realized gain (loss) on forward currency exchange contracts	3,633,076	(3,317,385)
Net change in unrealized depreciation on foreign currency translation	(198,161)	(17,344)
Net change in unrealized appreciation (depreciation) on forward currency exchange contracts	(3,283,250)	941,491
Net change in unrealized appreciation on non-controlled/non-affiliate investments	14,366,920	2,575,854
Net change in unrealized appreciation on controlled affiliate investments	4,394,893	1,865,229
Total net gains	18,069,430	2,584,692

Net increase in net assets resulting from operations	$39,312,535	$11,359,105

Per Common Share Data
Basic and diluted net investment income per common share	$0.41	$0.30
Basic and diluted increase in net assets resulting from operations per common share	$0.76	$0.39
Basic and diluted weighted average common shares outstanding	51,482,137	29,133,586

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle-market companies. BCSF is managed by BCSF Advisors, L.P., an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, L.P. Since commencing investment operations on October 13, 2016, and through March 31, 2019, BCSF has invested approximately $2,463.5 million in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

Certain information contained herein may constitute “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “seek,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue,” “target,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events may differ materially from those reflected or contemplated in such forward-looking statements. These statements are not guarantees of future events and are subject to risks, uncertainties, and other factors, some of which are beyond BCSF’s control and are difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in BCSF’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which BCSF makes them. BCSF does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Investor Contact:

investors@baincapitalbdc.com

Media Contact:

Charlyn Lusk

Tel. +1 646 502 3549

clusk@stantonprm.com